Exhibit 3.7

FORM OF AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

of

EMERGE ENERGY SERVICES GP LLC

A Delaware Limited Liability Company

Dated as of                       , 2013

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ii

Exhibit A	Members
Exhibit B	Directors
Exhibit C	Officers

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FORM OF AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
EMERGE ENERGY SERVICES GP LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Emerge Energy Services GP LLC (the “Company”), a limited liability company formed under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended (the “Act”), is made and entered into as of this            day of               , 2013 by Emerge Energy Services Holdings LLC, a Delaware limited liability company (“Emerge Holdings”), the sole member of the Company.

RECITALS:

WHEREAS, Superior Silica Resources LLC (the “SSR”), a Delaware limited liability company, formed the Company as a limited liability company under the Act by filing a Certificate of Formation (as amended or restated from time to time, the “Delaware Certificate”) with the Secretary of State of the State of Delaware on April 27, 2012 and entering into that certain Limited Liability Company Agreement of the Company, dated as of April 27, 2012 (the “Original Agreement”);

WHEREAS, on July 20, 2012, SSR filed a Certificate of Amendment to the Delaware Certificate to change the name of the Company from “Emergent Energy Services GP LLC” to “Emerge Energy Services GP LLC”;

WHEREAS, pursuant to that certain Contribution, Conveyance and Assumption Agreement, dated the date hereof, SSR assigned all of the issued and outstanding membership interests in the Company to Emerge Holdings, and Emerge Holdings was was admitted to the Company as the sole member of the Company; and

WHEREAS, Emerge Holdings, as the sole member of the Company, deems it advisable to amend and restate the Original Agreement in its entirety as set forth herein.

NOW THEREFORE, for and in consideration of the premises, the covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Emerge Holdings, as the sole member of the Company, hereby amends and restates the Original Agreement in its entirety as follows:

ARTICLE I
DEFINITIONS

Section 1.1                                    Definitions.

(a)                                 As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below:

“Act” has the meaning set forth in the introductory paragraph.  All references in this Agreement to provisions of the Act shall be deemed to refer, if applicable, to their successor statutory provisions to the extent appropriate in light of the context herein in which such references are used.

”Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” is defined in the introductory paragraph, as the same may be amended, modified, supplemented or restated from time to time.

“Applicable Law” means (a) any United States federal, state or local law, statute or ordinance or any rule, regulation, order, writ, injunction, judgment, decree or permit of any Governmental Authority and (b) any rule or listing requirement of any national securities exchange or trading market recognized by the Commission on which securities issued by the Partnership are listed or quoted.

“Assignee” means any Person that acquires a Member’s share of the income, gain, loss, deduction and credits of, and the right to receive distributions from, the Company or any portion thereof through a Disposition; provided, however, that an Assignee shall have no right to be admitted to the Company as a Member except in accordance with Article IV.  The Assignee of a dissolved Member shall be the shareholder, partner, member or other equity owner or owners of the dissolved Member or such other Persons to whom such Member’s Membership Interest is assigned by the Person conducting the liquidation or winding up of such Member.

“Audit Committee” is defined in Section 7.10(b).

“Audit Committee Independent Director” means a Director who meets the independence standards required of directors who serve on an audit committee of a board of directors as established by the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder and by the New York Stock Exchange or any other national securities exchange on which the Common Units are listed.

“Bankruptcy” means, with respect to any Person, that (a) such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Applicable Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties or (b) a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Applicable Law has been commenced against such Person and 120 days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties has been appointed and 90 days have expired without the appointment having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.  The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in the Act.

”Board” is defined in Section 7.1(c).

“Board Majority” means a majority of all of the Directors constituting the Board.

“Business Day” means (a) any day on which the national securities exchange upon which securities of the Partnership are listed is open for trading or (b) in the event that no Partnership securities are listed on a national securities exchange, any day on which the New York Stock Exchange is open for trading.

“Capital Contribution” means, with respect to any Member, the amount of money and the net agreed value of any property (other than money) contributed to the Company by such Member.  Any reference in this Agreement to the Capital Contribution of a Member shall include any Capital Contribution of its predecessors in interest.

“Chairman” is defined in Section 8.1(c).

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time.  Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” is defined in the Partnership Agreement.

“Company” is defined in the introductory paragraph.

“Conflicts Committee” is defined in the Partnership Agreement.

“Conflicts Committee Independent Director” means a Director who meets the requirements set forth in the definition of “Conflicts Committee” in the Partnership Agreement.

“Delaware Certificate” is defined in the recitals.

“Director” or “Directors” means a member or members of the Board.

“Dispose” or “Disposition” means with respect to any asset (including a Membership Interest or any portion thereof), a sale, assignment, transfer, conveyance, gift, exchange or other disposition of such asset, whether such disposition is voluntary, involuntary or by operation of Applicable Law.

“Disposing Member” is defined in Section 4.1.

“Dissolution Event” is defined in Section 12.1(a).

“Emerge Holdings” is defined in the introductory paragraph.

“Emerge Holdings Entities” means Emerge Holdings and its Affiliates (other than the Company and the Partnership Group).

“General Partner Interest” is defined in the Partnership Agreement.

“Governmental Authority” means any federal, state or local court or governmental or regulatory agency or authority or any arbitration board, tribunal or mediator having jurisdiction over the Company or its assets or Members.

“Group Member” is defined in the Partnership Agreement.

“Group Member Agreement” is defined in the Partnership Agreement.

“Indebtedness” as applied to any Person as of any time of determination, means, without duplication:

(a)                                 all indebtedness for borrowed money of such Person;

(b)                                 that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet of such Person in conformity with GAAP;

(c)                                  notes payable and drafts accepted representing extensions of credit to such Person whether or not representing obligations for borrowed money;

(d)                                 any obligation owed by such Person for all or any part of the deferred purchase price of property or services, which purchase price is properly classified as a liability on a balance sheet of such Person in conformity with GAAP;

(e)                                  all indebtedness secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby will have been assumed by such Person or is non-recourse to the credit of such Person;

(f)                                   the face amount of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings;

(g)                                  the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness referred to in clauses (a) through (f) above;

(h)                                 any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under sub-clause (i) or (ii) of this clause (h), the primary purpose or intent thereof is as described in clause (g) above; and

(i)                                     the amount such Person would be required to pay under any exchange traded or over the counter derivative transaction, including any commodity hedging agreement or interest rate hedging agreement, whether entered into for hedging or speculative purposes, if such transaction were terminated as a result of such Person’s default at such time.

“Indemnitee” means any of (a) the Members, (b) any Person who is or was an Affiliate of the Company (other than any Group Member), (c) any Person who is or was a member, partner, director, officer, fiduciary or trustee of the Company or any Affiliate of the Company (other than any Group Member), (d) any Person who is or was serving at the request of the Company or any Affiliate of the Company as an officer, director, member, manager, partner, fiduciary or trustee of another Person; provided, however, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services and (e) any Person the Board designates as an “Indemnitee” for purposes of this Agreement.

“LBC Designated Observer” means a Board observer designated as an “LBC Designated Observer” by the LBC Entities.  The initial LBC Observer is                               .

“LBC Entities” means LBC Sub V, LLC and LBC II Sub I, LLC.

“Limited Partner” and “Limited Partners” are defined in the Partnership Agreement.

“Majority Interest” means Membership Interests in the Company entitled to more than 50% of the Sharing Ratios.

“Material Agreement” means any contract or agreement entered into by the Company or the Partnership other than any contract or agreement which provides for payments of less than $50,000, or such other amount as set by the Board from time to time, to be made or received by the Company or the Partnership. For the purposes of this definition, any series of related contracts or agreements shall be deemed to be a single contract or agreement.

“Member” means Emerge Holdings, as the sole member of the Company, and includes any Person hereafter admitted to the Company as a member as provided in this Agreement, each in its capacity as a member of the Company, but such term does not include any Person (including, without limitation, SSR) that has ceased to be a member of the Company.

“Membership Interest” means, with respect to any Member, that Member’s limited liability company interests in the Company, including its share of the income, gain, loss, deduction and credits of, and the right to receive distributions from, the Company.

“Merger Agreement” is defined in Section 13.1.

“Notices” is defined in Section 14.2.

“Officer” or “Officers” is defined in Section 8.1(a).

“Original Agreement” is defined in the recitals.

“Partnership” means Emerge Energy Services, LP, a Delaware limited partnership.

“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership, to be dated as of                             , 2013, as it may be further amended and restated, or any successor agreement.

“Partnership Group” means, collectively, the Partnership and its Subsidiaries.

“Partnership Interest” is defined in the Partnership Agreement.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Plan of Conversion” is defined in Section 13.1.

“Sharing Ratio” means, subject in each case to adjustments in accordance with this Agreement or in connection with Dispositions of Membership Interests, (a) in the case of a Member executing this Agreement as of the date of this Agreement or a Person acquiring such Member’s Membership Interest, the percentage specified for that Member as its Sharing Ratio on Exhibit A and (b) in the case of Membership Interests issued pursuant to Section 3.1, the Sharing Ratio established pursuant thereto; provided, however, that the total of all Sharing Ratios shall always equal 100%.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended.

“Special Approval” is defined in the Partnership Agreement.

“SSR” is defined in the recitals.

“Subsidiary” is defined in the Partnership Agreement.

“Tax Matters Member” is defined in Section 10.1(a).

“Treasury Regulations” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Internal Revenue Code of 1986, as amended from time to time.  All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations.

“Withdraw” or “Withdrawal” means the resignation of a Member from the Company as a Member.  Such terms shall not include any Dispositions of Membership Interests (which are governed by Article IV), even though the Member making a Disposition may cease to be a Member as a result of such Disposition.

Section 1.2                                    Construction.

Unless the context requires otherwise:  (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement.  The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II
ORGANIZATION

Section 2.1                                    Formation.

The Company is a limited liability company governed by this Agreement and the Act.  The Company is an entity separate from the Member and was formed as a Delaware limited liability company by the filing of the Delaware Certificate on April 27, 2012 with the Secretary of State of the State of Delaware under and pursuant to the Act and by the entering into of the Original Agreement.  The execution, delivery and filing of the Delaware Certificate by Warren B. Bonham, as an “authorized person” within the meaning of the Act, is hereby ratified and approved in all respects.  The Member is hereby designated as an “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act.

Section 2.2                                    Name.

The name of the Company is “Emerge Energy Services GP LLC” and all Company business must be conducted in that name or such other names that comply with Applicable Law as the Board or the Members may select.

Section 2.3                                    Registered Office; Registered Agent; Principal Office; Other Offices.

The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent for service of process named in the Delaware Certificate or such other office (which need not be a place of business of the Company) as the Board may designate in the manner provided by Applicable Law. The registered agent for service of process of the Company in the State of Delaware shall be the initial registered agent for service of process named in the Delaware Certificate or such other Person or Persons as the Board may designate in the manner provided by Applicable Law. The principal office of the Company in the United States shall be at such a place as the Board may from time to time designate, which need not be in the State of Delaware, and the Company shall maintain records there. The Company may have such other offices as the Board may designate.

Section 2.4                                    Purposes.

The purpose of the Company is to own, acquire, hold, sell, transfer, assign, dispose of or otherwise administer the partnership or other interests in, and act as the general partner or other interest holder of, the Partnership and each other Group Member as described in the Partnership Agreement and each Group Member Agreement (as defined in the Partnership Agreement) and to otherwise manage and control the business and affairs of the Partnership Group and to engage in any lawful business or activity ancillary or related thereto (including, for the avoidance of doubt, being a limited partner of any Group Member).  The Company shall possess and may exercise in accordance with this Agreement all of the powers and privileges granted by the Act or by any other Applicable Law, together with any powers incidental thereto, including such powers and privileges as are necessary or appropriate to the conduct, promotion or attainment of the business, purposes or activities of the Company.

Section 2.5                                    Term.

The period of existence of the Company commenced on May 1, 2012 and shall end at such time as a certificate of cancellation is filed with the Secretary of State of the State of Delaware in accordance with Section 12.4.

Section 2.6                                    No State Law Partnership.

The Members intend that the Company shall not be a partnership (whether general, limited or other) or joint venture, and that no Member shall be a partner or joint venturer with any other Member, for any purposes other than (if the Company has more than one Member) federal and state income tax purposes, and this Agreement may not be construed or interpreted to the contrary.

Section 2.7                                    Certain Undertakings Relating to Separateness.

(a)                                 Separateness Generally.  The Company shall, and shall cause each Group Member to, conduct their respective businesses and operations separate and apart from those of any other Person (including the Emerge Holdings Entities), except as provided in this Section 2.7.

(b)                                 Separate Records.  The Company shall, and shall cause each Group Member to, (i) maintain their respective books and records and their respective accounts separate from those of any other Person, (ii) maintain their respective financial records, which will be used by them in their ordinary course of business, showing their respective assets and liabilities separate and apart from those of any other Person, except their consolidated Subsidiaries and (iii) file their respective own tax returns separate from those of any other Person, except (A) to the extent that such Group Member or the Company (1) is treated as a “disregarded entity” for tax purposes or (2) is not otherwise required to file tax returns under Applicable Law or (B) as may otherwise be required by Applicable Law.

(c)                                  Separate Assets.  The Company shall not, and shall cause each Group Member to not, commingle or pool its funds or other assets with those of any other Person, except its consolidated Subsidiaries, and shall maintain its assets in a manner in which it is not costly or difficult to segregate, ascertain or otherwise identify its assets as separate from those of any other Person.

(d)                                 Separate Name.  The Company shall, and shall cause each Group Member to, (i) conduct their respective businesses in their respective own names or in the names of their respective Subsidiaries or the Partnership, (ii) use their or the Partnership’s separate stationery, invoices, and checks, (iii) correct any known misunderstanding regarding their respective separate identities as Group Members from that of any other Person (including the Emerge Holdings Entities) and (iv) generally hold themselves out as entities separate from any other Person (including the Emerge Holdings Entities).

(e)                                  Separate Credit.  The Company shall not (i) pay its own liabilities from a source other than its own funds, (ii) guarantee or become obligated for the debts of any other Person, except its Subsidiaries or another Group Member, (iii) hold out its credit as being available to satisfy the obligations of any other Person, except its Subsidiaries or a Group Member, (iv) acquire obligations or debt securities of its Affiliates (other than its Subsidiaries or another Group Member) or (v) pledge its assets for the benefit of any Person or make loans or advances to any Person, except its Subsidiaries or another Group Member; provided, however, that the Company may engage in any transaction described in clauses (ii) through (v) of this Section 2.7(e) if prior Special Approval has been obtained for such transaction and either (A) the Conflicts Committee has determined, or has obtained reasonable written assurance from a nationally recognized firm of independent public accountants or a nationally recognized investment banking or valuation firm, that the borrower or recipient of the credit extension is not then insolvent and will not be rendered insolvent as a result of such transaction or (B) in the case of transactions described in clause (iv), such transaction is completed through a public auction or a national securities exchange.

(f)                                   Separate Formalities.  The Company shall, and shall cause each Group Member to, (i) observe all limited liability company or limited partnership formalities, as the case may be, and other formalities required by its organizational documents, the laws of the jurisdiction of its formation and other Applicable Laws, (ii) engage in transactions with any of the Emerge Holdings Entities or their respective members, shareholders or partners, as applicable, in conformity with the requirements of Article 9 of the Partnership Agreement and (iii) promptly pay, from its own funds, and on a current basis, its allocable share of general and administrative services and costs for services performed, and capital expenditures made, by any of the Emerge Holdings Entities or their respective members, shareholders or partners, as applicable.  Each material contract between the Company or a Group Member, on the one hand, and any of the Emerge Holdings Entities or their respective members, shareholders or partners, as applicable, on the other hand, shall be in writing.

(g)                                  No Effect.  Failure by the Company to comply with any of the obligations set forth above shall not affect the status of the Company as a separate legal entity, with its separate assets and separate liabilities, or restrict or limit the Company from engaging or contracting with the Emerge Holdings Entities for the provision of services or the purchase or sale of products.

ARTICLE III
MEMBERSHIP

Section 3.1                                    Membership Interests; Additional Members.

Emerge Holdings is the sole Member of the Company as reflected in Exhibit A attached hereto.  Additional Persons may be admitted to the Company as Members, and Membership Interests may be issued, on such terms and conditions as the existing Members, voting as a single class, may determine at the time of admission.  The terms of admission or issuance must specify the Sharing Ratios applicable thereto and may provide for the creation of different classes or groups of Members or Membership Interests having different (including senior) rights, powers and duties.  The Members may reflect the creation of any new class or group in an amendment to this Agreement, indicating the different rights, powers and duties, and such an amendment shall be approved and executed by the Members in accordance with the terms of this Agreement.  Any such admission shall be effective only after such new Member has executed and delivered to the Members and the Company an instrument containing the notice address of the new Member, the new Member’s ratification of this Agreement and agreement to be bound by it.

Section 3.2                                    Access to Information.

Each Member shall be entitled to receive, for any purpose reasonably related to its interest in the Company, any information that it may request concerning the Company; provided, however, that this Section 3.2 shall not obligate the Company to create any information that does not already exist at the time of such request (other than to convert existing information from one medium to another, such as providing a printout of information that is stored in a computer database).  Each Member shall also have the right, upon reasonable notice, and at all reasonable times during usual business hours to inspect the properties of the Company and to audit, examine and make copies of the books of account and other records of the Company for any purpose reasonably related to such Member’s interest in the Company.  Such right may be exercised through any agent or employee of such Member designated in writing by it or by an independent public accountant, engineer, attorney or other consultant so designated.  All costs and expenses incurred in any inspection, examination or audit made on such Member’s behalf shall be borne by such Member.

Section 3.3                                    Liability.

(a)                                 Except as otherwise provided by the Act, no Member shall be liable for the debts, obligations or liabilities of the Company solely by reason of being a member of the Company.

(b)                                 The Company and the Members agree that the rights, duties and obligations of the Members in their capacities as members of the Company are only as set forth in this Agreement and as otherwise arise under the Act.  Furthermore, the Members agree that, to the fullest extent permitted by Applicable Law, the existence of any rights of a Member, or the exercise or forbearance from exercise of any such rights, shall not create any duties or obligations of the Member in its capacity as a member of the Company, nor shall such rights be construed to enlarge or otherwise to alter in any manner the duties and obligations of such Member.

Section 3.4                                    Withdrawal.

A Member does not have the right or power to Withdraw.

Section 3.5                                    Meetings.

A meeting of the Members may be called at any time at the request of any Member.

Section 3.6                                    Action by Members.

Except as otherwise required by Applicable Law or otherwise provided in this Agreement, all decisions of the Members shall require the affirmative vote of the Members owning a majority of Sharing Ratios present at a meeting at which a quorum is present in accordance with Section 3.8.  To the extent permitted by Applicable Law, the Members may act without a meeting and without notice so long as the number of Members who own the percentage of Sharing Ratios that would be required to take such action at a duly held meeting shall have executed a written consent with respect to any such action taken in lieu of a meeting.

Section 3.7                                    Conference Telephone Meetings.

Any Member may participate in a meeting of the Members by means of conference telephone or other communications equipment  that permits all Persons participating in the meeting to hear each other, and participation of any Member in a meeting by such means shall constitute the presence in person of that Member at such meeting.

Section 3.8                                    Quorum.

The Members owning a majority of Sharing Ratios, present in person or participating in accordance with Section 3.7, shall constitute a quorum for the transaction of business; provided, however, that, if at any meeting of the Members there shall be less than a quorum present, a majority of the Members present may adjourn the meeting from time to time without further notice.  The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum.

ARTICLE IV
DISPOSITION OF MEMBERSHIP INTERESTS; ADMISSION OF ASSIGNEES

Section 4.1                                    Assignment; Admission of Assignee as a Member.

Subject to this Article IV, a Member may assign in whole or in part its Membership Interests.  An Assignee has the right to be admitted to the Company as a Member, with the Membership Interests (and attendant Sharing Ratio) so transferred to such Assignee, only if (a) the Member making the Disposition (a “Disposing Member”) has granted the Assignee either (i) all, but not less than all, of such Disposing Member’s Membership Interests or (ii) the express right to be so admitted and (b) such Disposition is effected in strict compliance with this Article IV.  If a Member transfers all of its Membership Interest in the Company pursuant to this Article IV, the resulting admission shall be deemed effective immediately prior to the transfer and, immediately upon such admission, the transferor Member shall cease to be a member of the Company.

Section 4.2                                    Requirements Applicable to All Dispositions and Admissions.

Any Disposition of Membership Interests and any admission of an Assignee as a Member shall also be subject to the following requirements, and such Disposition (and admission, if applicable) shall not be effective unless such requirements are met:

(a)                                 Payment of Expenses.  The Disposing Member and its Assignee shall pay, or reimburse the Company for, all reasonable costs and expenses incurred by the Company in connection with the Disposition and admission of the Assignee as a Member.

(b)                                 No Release.  No Disposition of Membership Interests shall effect a release of the Disposing Member from any liabilities to the Company or the other Members arising from events occurring prior to the Disposition, except as otherwise may be provided in any instrument or agreement pursuant to which a Disposition of Membership Interests is effected.

(c)                                  Agreement to be Bound.  The Assignee shall execute a counterpart to this Agreement or other instrument by which such Assignee agrees to be bound by this Agreement.

ARTICLE V
CAPITAL CONTRIBUTIONS

Section 5.1                                    Initial Capital Contributions.

At the time of the formation of the Company, SSR, as the initial  Member of the Company, made a Capital Contribution of $1,000.00 in cash and was issued 100% of the Membership Interests.

Section 5.2                                    Additional Capital Contributions.

The Members shall not be obligated to make additional Capital Contributions to the Company, except as the Members may otherwise expressly agree in writing.

Section 5.3                                    Loans.

If the Company does not have sufficient cash to pay its obligations, any Member that may agree to do so may advance all or a portion of the required funds to or on behalf of the Company.  Any such advance described in this Section 5.3 will constitute a loan from the Member to the Company, will bear interest at a lawful rate determined by the Members from the date of the advance until the date of payment and will not constitute a Capital Contribution.

Section 5.4                                    Return of Contributions.

Except as expressly provided herein, no Member is entitled to the return of any portion of its Capital Contributions or to be paid interest in respect of either its capital account or any Capital Contributions.  An unreturned Capital Contribution is not a liability of the Company or of any Member.  A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.

Section 5.5                                    Fully Paid and Non-Assessable Nature of Membership Interests.

All Membership Interests issued pursuant to, and in accordance with, the requirements of this Article V shall be fully paid and non-assessable Membership Interests, except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Act.

ARTICLE VI
DISTRIBUTIONS AND ALLOCATIONS

Section 6.1                                    Distributions.

Distributions to the Members shall be made only to all Members simultaneously in proportion to their respective Sharing Ratios (at the time the amounts of such distributions are determined) and in such aggregate amounts and at such times as shall be determined by Members representing a Majority Interest; provided, however, that any loans made by any Member pursuant to Section 5.3 shall be repaid prior to any distributions to Members pursuant to this Section 6.1.  Subject to the limitations set forth in the Act and any other Applicable Law, prior to the dissolution, winding-up and liquidation of the Company, the Members representing a Majority Interest may, in their discretion, direct the Company to make distributions of cash or other property to the Members.  Once a Member becomes entitled to receive a distribution, it will have the right to all enforcement remedies permissible under the Act with respect to the distribution.

Section 6.2                                    Allocations of Profits and Losses.

The Company’s profits and losses shall be allocated to the Members in proportion to their respective Sharing Ratios. The Company will keep a record of the Members’ Capital Contributions, the Company’s income, gains, losses and deductions, and its distributions to the Members.

Section 6.3                                    Limitations on Distributions.

Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its Membership Interest if such distribution would violate the Act or other Applicable Law.

ARTICLE VII
MANAGEMENT

Section 7.1                                    Management by Board of Directors.

(a)                                 The management of the Company is fully reserved to the Members, and the Company shall not have “managers” as that term is used in the Act.  The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Members, who, except as expressly provided otherwise in this Agreement, shall make all decisions and take all actions for the Company.

(b)                                 The Members shall have the power and authority to delegate to one or more other Persons the Members’ rights and power to manage and control the business and affairs, or any portion thereof, of the Company, including to delegate to agents, officers and employees of a Member or the Company, and to delegate by a management agreement with or otherwise to other Persons.

(c)                                  Subject to Section 7.1(e) and without limiting the power and authority of the Members to manage the business and affairs of the Company pursuant to the Act and this Agreement, the Members hereby delegate to the Board of Directors of the Company (the “Board”), to the fullest extent permitted under this Agreement and Applicable Law, all power and authority related to the Company’s management and control of the business and affairs of the Partnership Group.

(d)                                 Notwithstanding anything in this Agreement to the contrary, without obtaining approval of the Board, the Company shall not take any action to cause any Group Member to take any of the following actions:

(i)                         engage in, or consent to any amendment, amendment and restatement, supplement, termination or other modification of, grant any waiver or consent under, or assign any of the rights or obligations of the of any Group Member under any contract or other agreement or instrument relating to any transaction with any Member or any Affiliate of a Member or the Company (other than any Group Member);

(ii)                      enter into any hedging transactions that are not in compliance with FAS 133;

(iii)                   to the fullest extent permitted by Applicable Law, voluntarily liquidate, wind-up or dissolve the Company, the Partnership or any Group Member that constitutes a Significant Subsidiary;

(iv)                  make any election to be classified as other than a partnership or a disregarded entity for U.S. federal income tax purposes;

(v)                     file or consent to the filing of any bankruptcy, insolvency or reorganization petition for relief under the United States Bankruptcy Code naming any Group Member or otherwise seek, with respect to any Group Member, such relief from debtors or protection from creditors generally;

(vi)                  sell all or substantially all of the assets of the Company, the Partnership or any Group Member that constitutes a Significant Subsidiary;

(vii)               merge, consolidate or convert the organizational form of the Company, the Partnership or any Group Member that constitutes a Significant Subsidiary, as set forth more fully in Section 13.2;

(viii)            enter into or consent to any amendment, amendment and restatement, supplement, termination or other modification of, grant any waiver or consent under, or assign any of its rights or obligations under, any Material Agreement;

(ix)                  incur Indebtedness exceeding $50,000, or such other threshold amount established by the Board;

(x)                     appoint, employ, or otherwise engage any Officer or employee with the designation of “senior vice president” (or any person serving in a capacity senior to senior vice president);

(xi)                  authorize or permit any Group Member to make or provide, or to enter into any binding commitment to make or provide, any investment (whether in the form of debt or equity or otherwise) in any Person;

(xii)               issue additional equity securities or other interests of any kind (including any instruments convertible or exchangeable into equity securities or other interests); or

(xiii)            take various actions similar to those described in any of clauses (i) through (x) of this Section 7.1(d).

(e)                                  Notwithstanding anything in this Agreement to the contrary, without obtaining approval of Members representing a Majority Interest, the Board shall not, and shall not take any action to cause any Group Member to (i) take any of the actions set forth in clauses (i) through (vii) of Section 7.01(d) or (ii) effect any material amendment or modification to this Agreement. Notwithstanding anything in this Agreement to the contrary, for so long as Emerge Holdings is a Member, its approval of any action or other matter described in this Section 7.1(e) shall be evidenced by a resolution duly adopted by the Board of Managers of Emerge Holdings.

Section 7.2                                    Number; Qualification; Tenure.

(a)                                 The number of Directors constituting the Board shall initially be seven, and such number may be adjusted from time to time pursuant to a resolution adopted by Members representing a Majority Interest; provided, however, that the number of Directors constituting the Board shall be at least one. A Director need not be a Member.  Each Director shall be elected or approved by Members representing a Majority Interest and shall serve as a

Director of the Company until his or her successor is duly elected and qualified (or his or her earlier death, resignation or removal from office).

(b)                                 The Directors of the Company in office at the date of this Agreement are set forth on Exhibit B hereto.

(c)                                  The Members representing a Majority Interest also (i) shall be entitled to appoint one or more persons to serve as non-voting observers of the Board, who shall have such rights and obligations as determined by Members representing a Majority Interest from time to time, and (ii) for as long as the LBC Entities collectively own more than 5.0% of the outstanding membership interests of Emerge Holdings, shall appoint the LBC Designated Observer as one such non-voting observer.

Section 7.3                                    Regular Meetings.

Regular quarterly and annual meetings of the Board shall be held at such time and place as shall be designated from time to time by resolution of the Board.  Notice of such regular quarterly and annual meetings shall not be required.

Section 7.4                                    Special Meetings.

A special meeting of the Board may be called at any time at the request of (a) the Chairman or (b) a majority of the Directors then in office.

Section 7.5                                    Notice.

Written notice of all special meetings of the Board must be given to all Directors at least two Business Days prior to any special meeting of the Board.  All notices and other communications to be given to Directors shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of an e-mail or facsimile, and shall be directed to the address, e-mail address or facsimile number as such Director shall designate by notice to the Company.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for amendments to this Agreement, as provided herein.  A meeting may be held at any time without notice if all the Directors are present or if those not present waive notice of the meeting either before or after such meeting.

Section 7.6                                    Action by Consent of Board.

To the extent permitted by Applicable Law, the Board and any committee of the Board may act without a meeting and without prior notice so long as a majority of the members of the Board or committee, as applicable, shall have executed a written consent with respect to any action taken in lieu of a meeting.

Section 7.7                                    Conference Telephone Meetings.

Directors or members of any committee of the Board may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment or by such other means by which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 7.8                                    Quorum and Action.

A Board Majority, present in person or participating in accordance with Section 7.7, shall constitute a quorum for the transaction of business, but if at any meeting of the Board or any committee of the Board there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without further notice.  Except as otherwise required by Applicable Law, all decisions of the Board and any committee of the Board shall require the affirmative vote of a majority of all of the Directors on the Board or committee, as applicable. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

Section 7.9                                    Vacancies; Increases in the Number of Directors.

Vacancies and newly created directorships resulting from any increase in the number of Directors shall be filled by the appointment of individuals approved by Members representing a Majority Interest.  Any Director so appointed shall hold office until the next annual election and until his successor shall be duly elected and qualified, unless sooner displaced.

Section 7.10                             Committees.

(a)                                 The Board may establish committees of the Board and may delegate any of its responsibilities to such committees, except as prohibited by Applicable Law.  The membership and chairs of each committee shall be appointed by the Board.  The Board shall also make all determinations regarding committee membership qualifications.

(b)                                 Subject to the phase-in requirements of the New York Stock Exchange or any national securities exchange on which the Common Units are listed from time to time, the Board shall have an audit committee comprised exclusively of Audit Committee Independent Directors (the “Audit Committee”).  The Audit Committee shall establish a written audit committee charter in accordance with the rules and regulations of the Commission and the New York Stock Exchange or any national securities exchange on which the Common Units are listed from time to time, in each case as amended from time to time.  Each member of the Audit Committee shall satisfy the rules and regulations of the Commission and the New York Stock Exchange or any national securities exchange on which the Common Units are listed from time to time, in each case as amended from time to time, pertaining to qualification for service on an audit committee.

(c)                                  The Board shall have a Conflicts Committee comprised exclusively of two or more Conflicts Committee Independent Directors.  The Conflicts Committee shall function in the manner described in the Partnership Agreement.  Notwithstanding any provision of this

Agreement, the Partnership Agreement or any Group Member Agreement or any duty (including any fiduciary duty) otherwise existing at law or in equity, any matter approved by the Conflicts Committee in accordance with the provisions, and subject to the limitations, of the Partnership Agreement, shall not be deemed to be a breach of any duty owed by the Board or any Director to the Company or the Members.

(d)                                 A majority of the Directors constituting any committee, present in person or participating in accordance with Section 7.7, shall constitute a quorum for the transaction of business of such committee.  Except as otherwise required by Applicable Law, all decisions of any committee shall require the affirmative vote of a majority of the Directors constituting such committee.

(e)                                  To the extent permitted by Applicable Law, any committee may act without a meeting and without prior notice so long as a majority of the Directors constituting such committee shall have executed a written consent with respect to any action taken in lieu of a meeting.

(f)                                   A committee may fix the time and place of its meetings unless the Board shall otherwise provide.  Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 7.5.  The Board shall have power at any time to fill vacancies in, change the membership of, or dissolve any committee.

Section 7.11                             Removal.

Any Director or the entire Board may be removed at any time, with or without cause, by Members representing a Majority Interest.

Section 7.12                             Compensation of Directors.

Unless otherwise restricted by the Act or other Applicable Law, the Board shall have the authority to fix the compensation of the Directors.  The Directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary or other compensation as a Director.  Members of special or standing Board committees may also be paid their expenses, if any, and an additional sum, salary or other compensation for attending Board committee meetings; provided, however, that Directors who are also employees of Emerge Holdings or its Affiliates (including the Company and the Partnership Group) shall receive no compensation for their services as Directors.

Section 7.13                             Responsibility and Authority of the Board; Standards of Conduct of Directors.

(a)                                 The Board may exercise only such powers of the Company and do such acts and things as are expressly authorized by this Agreement, the Partnership Agreement or any Group Member Agreement.  Notwithstanding any duty (including any fiduciary duty) otherwise existing at law or in equity, any matter approved by the Board in accordance with the provisions, and subject to the limitations, of the Partnership Agreement or any Group Member Agreement,

shall not be deemed to be a breach of any duties owed by the Board or any Director to the Company or the Members.

(b)                                 Notwithstanding anything herein to the contrary, the Members representing a Majority Interest shall have exclusive authority over the internal business and affairs of the Company that do not relate to management and control of the business and affairs of the Partnership Group, and the Board and the Officers shall have no authority to act with respect to any matter that does not relate to the management and control of the business and affairs of the Partnership Group except as may be expressly authorized and directed from time to time by the Members representing a Majority Interest. For illustrative purposes, the internal business and affairs of the Company where the Members representing a Majority Interest shall have exclusive authority include (i) the amount and timing of distributions paid by the Company, (ii) the prosecution, settlement or management of any claim made directly against the Company and not involving or relating to the Partnership Group, (iii) the decision to sell, convey, transfer or pledge any asset of the Company other than assets of the Partnership Group, (iv) the decision to amend, modify or waive any rights relating to the assets of the Company other than assets of the Partnership Group, (v) the voting of, or exercise of other rights with respect to, any securities or other interests held by the Company in any Group Member and (vi) the decision to enter into any agreement to incur an obligation of the Company, other than an agreement entered into for and on behalf of any Group Member for which the Company is liable exclusively by virtue of the Company’s capacity as general partner of the Partnership.

(c)                                  Whenever the Directors (in their capacities as such), make a determination or cause the Company to take or decline to take any other action relating to the management and control of the business and affairs of the Partnership Group for which the Company or the Directors are required to act in accordance with a particular standard under the Partnership Agreement or any Group Member Agreement, as applicable, then the Directors shall make such determination or cause the Company to take or decline to take such other action in accordance with such standard and, to the fullest extent permitted by Applicable Law, shall not be subject to any other or different standards or duties (including fiduciary duties) imposed by this Agreement, the Partnership Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Act or any other Applicable Law or at equity.

(d)                                 To the extent that the   Directors  (in their capacities as such), make a determination or cause the Company to take or decline to take any other action in any circumstance not described in Section 7.13(c) under any express authorization or direction of the Members representing a Majority Interest that may be in effect from time to time, then unless another express standard is provided for in this Agreement or the Partnership Agreement or any Group Member Agreement, the Directors shall make such determination or cause the Company to take or decline to take such other action in the subjective belief that the determination or other action is in the best interest of the Members representing a Majority Interest and, to the fullest extent permitted by law, shall not otherwise be subject to any other or different standards or duties (including fiduciary duties) imposed by this Agreement, the Partnership Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Act or any other Applicable Law or at equity.

Section 7.14                             Other Business of Members, Directors and Affiliates.

(a)                                 The Members, each Director and their respective Affiliates (other than any Group Member) may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company or the Partnership Group, and the Company, the Partnership Group, the Directors and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company or the Partnership Group, shall not be deemed wrongful or improper, notwithstanding any other provision of this Agreement or any duty otherwise existing at law or in equity.

(b)                                 None of the Members, any Director or any of their respective Affiliates (other than any Group Member) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company or any Group Member, shall have any duty to communicate or offer such opportunity to the Company or any Group Member, and such Persons shall not be liable to the Company or the Members for breach of any duty by reason of the fact that such Person pursues or acquires for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Company or any Group Member; provided such Members, Director or any of their Affiliates do not engage in such business or activity using confidential or proprietary information provided by or on behalf of the Partnership or any Group Member to such Persons.

ARTICLE VIII
OFFICERS; CHAIRMAN OF THE BOARD

Section 8.1                                    Officers.

(a)                                 The Board shall elect one or more persons to be officers of the Company (each an “Officer” and collectively, the “Officers”) to assist in carrying out the Board’s and the Members’ decisions, as applicable, and the day-to-day activities of the Company in its capacity as the general partner of the Partnership, or otherwise at the direction of Members representing a Majority Interest.  Officers are not “managers” as that term is used in the Act.  Any individuals who are elected as Officers of the Company shall serve at the pleasure of the Board and shall have such titles and the authority and duties specified in this Agreement or otherwise delegated to each of them, respectively, by the Board from time to time.  Any number of Officer positions of the Company may be held by the same person.  The salaries or other compensation, if any, of the Officers of the Company shall be fixed by the Board.

(b)                                 The Officers may consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Chief Financial Officer, a General Counsel, a Secretary and such other Officers as the Board may elect or appoint from time to time.  All Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VIII.  The Board or Members representing a Majority Interest may from time to time elect such other Officers or appoint such agents as may be necessary or desirable for the conduct of the business of the Company.  Such other Officers and agents shall have such authority and responsibilities and shall hold their offices for such terms as shall be provided in this Agreement or as may be prescribed by the Board or Members representing a Majority Interest, as applicable.

(c)                                  The Board may also elect or appoint from among the Directors a person to act as Chairman of the Board (the “Chairman”), who shall not be deemed an Officer unless he or she has otherwise been elected or appointed as such.   The Chairman and the Chief Executive Officer must be U.S. citizens.  Each Officer shall serve until his or her successor is duly elected and qualified (or his or her earlier death, resignation or removal from office).  Any Officer may resign at any time by delivering his or her written resignation to the Board.

Section 8.2                                    Election and Term of Office.

The names and titles of the Officers of the Company in office as of the date of this Agreement are set forth on Exhibit C hereto.  Each Officer shall hold office until such person’s successor shall have been duly elected and qualified or until such person’s death or until he or she shall resign or be removed pursuant to Section 8.10.

Section 8.3                                    Chairman of the Board.

The Chairman, if any, shall preside, if present, at all meetings of the Board and of the Limited Partners of the Partnership and shall perform such additional functions and duties as the Board may prescribe from time to time.  The Directors also may elect a Vice Chairman to act in the place of the Chairman upon his or her absence or inability to act.

Section 8.4                                    Chief Executive Officer.

The Chief Executive Officer, who may be the Chairman or Vice Chairman of the Board and/or the President, shall have general supervision and control of the affairs, business, operations and properties of the Company and, subject to the control of the Board or Members representing a Majority Interest, as applicable, shall see that all orders and resolutions of the Board and the Members are carried into effect and shall have the power to appoint and remove all subordinate officers and agents of the Company to the extent such subordinate officers and agents have not been appointed by the Board.  The Chief Executive Officer may sign deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by this Agreement to some other Officer or agent of the Company, or shall be required by Applicable Law to be otherwise signed and executed. The Chief Executive Officer shall also perform all duties and have all powers incident to the office of Chief Executive Officer and perform such other duties and may exercise such other powers as may be assigned by this Agreement or prescribed by the Board or Members representing a Majority Interest, as applicable, from time to time.

Section 8.5                                    President.

The President shall, subject to the control of the Board or Members representing a Majority Interest, as applicable, and the Chief Executive Officer, in general, supervise and control all of the business and affairs of the Company.  The President shall preside at all meetings of the Members.  The President may sign any deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by this Agreement to another Officer or agent of the Company, or shall be required by Applicable Law to be otherwise signed and executed. The President shall also perform all duties and have all powers incident to the office of President and perform such other duties and may exercise such other powers as may be delegated by the Chief Executive Officer or as may be prescribed by the Board or Members representing a Majority Interest, as applicable, from time to time.

Section 8.6                                    Vice Presidents.

Any Executive Vice President, Senior Vice President and Vice President, in the order of seniority, unless otherwise determined by the Board or Members representing a Majority Interest, as applicable, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President.  Such Vice Presidents shall, subject to the control of the Board, also perform the usual and customary duties and have the powers that pertain to such office and generally assist the President by executing contracts and agreements and exercising such other powers and performing such other duties as are delegated to them by the Chief Executive Officer or President, or as may be prescribed by the Board or Members representing a Majority Interest, as applicable, from time to time.

Section 8.7                                    Chief Financial Officer.

The Chief Financial Officer shall perform all duties and have all powers incident to the office of the Chief Financial Officer and, subject to the control of the Board or Members representing a Majority Interest, as applicable, in general have overall supervision of the financial operations of the Company.  The Chief Financial Officer shall receive and deposit all monies and other valuables belonging to the Company in the name and to the credit of the Company and shall disburse the same and only in such manner as the Board, such Members or the appropriate Officer of the Company, as applicable, may from time to time determine. The Chief Financial Officer shall render to the Board, the Members (for any purpose reasonably related to their Membership Interests), the Chief Executive Officer and the President, whenever any of them request it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Company, and shall perform such other duties and may exercise such other powers as may be delegated by the Chief Executive Officer or President or as may be prescribed by the Board or Members representing a Majority Interest, as applicable, from time to time. The Chief Financial Officer shall have the same power as the President and Chief Executive Officer to execute documents on behalf of the Company.

Section 8.8                                    General Counsel

The General Counsel shall be the principal legal officer of the Company.  The General Counsel shall, subject to the control of the Board, have general direction of and supervision over the legal affairs of the Company and shall advise the Board or the Members, as applicable, and the Officers of the Company on all legal matters.  The General Counsel shall perform such other duties and may exercise such other powers as may be delegated by the Chief Executive Officer or President or as may be prescribed by the Board or Members representing a Majority Interest, as applicable, from time to time.

Section 8.9                                    Secretary.

The Secretary shall keep or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board, the Members and the Limited Partners.  The Secretary shall see that all notices are duly given in accordance with the provisions of this Agreement or the Partnership Agreement or any other Group Member Agreement, as applicable, and as required by Applicable Law, shall be custodian of the records and the seal of the Company (if any) and affix and attest the seal (if any) to all documents to be executed on behalf of the Company under its seal; and shall see that the books, reports, statements, certificates and other documents and records required by Applicable Law to be kept and filed are properly kept and filed; and in general, shall perform all duties and have all powers incident to the office of Secretary and perform such other duties and may exercise such other powers as may be delegated by the Chief Executive Officer or the President or as may be prescribed by the Board or Members representing a Majority Interest, as applicable, from time to time.

Section 8.10                             Responsibility and Authority of Officers; Officer Standards of Conduct.

(a)                                 The Officers may exercise only such powers of the Company and do such acts and things as are expressly authorized or delegated by this Agreement, the Partnership Agreement or any Group Member Agreement or by the Board consistently with this Agreement.  Notwithstanding any duty (including any fiduciary duty) otherwise existing at law or in equity, any matter approved by the Board in accordance with the provisions, and subject to the limitations, of this Agreement, the Partnership Agreement or any Group Member Agreement, shall not be deemed to be a breach of any duties owed by any Officer to the Company or the Members.

(b)                                 Whenever the Officers (in their capacities as such) make a determination or cause the Company to take or decline to take any action relating to the management and control of the business and affairs of the Partnership Group for which the Company is required to act in accordance with a particular standard under the Partnership Agreement or any Group Member Agreement, as applicable, then the Officers shall make such determination or cause the Company to take or decline to take such other action in accordance with such standard and, to the fullest extent permitted by Applicable Law, shall not be subject to any other or different standards or duties (including fiduciary duties) imposed by this Agreement, the Partnership Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Act or any other Applicable Law or at equity.

(c)                                  To the extent that the Officers (in their capacities as such) make a determination or cause the Company to take or decline to take any other action in any circumstance not described in Section 8.10(b), then unless another express standard is provided for in this Agreement or the Partnership Agreement or a Group Member Agreement, the Officers shall make such determination or cause the Company to take or decline to take such other action in the subjective belief that the determination or other action is in the best interest of the Members representing a Majority Interest and, to the fullest extent permitted by law, shall not otherwise be subject to any other or different standards or duties (including fiduciary duties) imposed by this Agreement, the Partnership Agreement, any

Group Member Agreement, any other agreement contemplated hereby or under the Act or any other Applicable Law or at equity.

Section 8.11                             Removal.

Any Officer elected, or agent appointed, by the Board or Members representing a Majority Interest, as applicable, may be removed, with or without cause, by the affirmative vote of a Board Majority or Members representing a Majority Interest, as applicable, whenever, in such majority’s judgment, the best interests of the Company would be served thereby.  No Officer shall have any contractual rights against the Company for compensation by virtue of such election beyond the date of the election of such person’s successor, such person’s death, such person’s resignation or such person’s removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

Section 8.12                             Vacancies.

A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board.

ARTICLE IX
INDEMNITY AND LIMITATION OF LIABILITY

Section 9.1                                    Indemnification.

(a)                                 To the fullest extent permitted by Applicable Law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity on behalf of or for the benefit of the Company; provided, however, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in intentional fraud, willful misconduct (including a willful breach of this Agreement) or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful; provided, further, that no indemnification pursuant to this Section 9.1 shall be made available to any of the Company’s Affiliates (other than a Group Member), or to any other Indemnitee, with respect to any such Affiliate’s obligations pursuant to the Transaction Documents.  Any indemnification pursuant to this Section 9.1 shall be made only out of the assets of the Company, it being agreed that the Members shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

(b)                                 To the fullest extent permitted by Applicable Law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 9.1(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 9.1, the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 9.1.

(c)                                  The indemnification provided by this Section 9.1 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d)                                 The Company may purchase and maintain (or reimburse its Affiliates for the cost of) insurance on behalf of the Indemnitees, the Company and its Affiliates and such other Persons as the Company shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)                                  For purposes of this Section 9.1, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to Applicable Law shall constitute “fines” within the meaning of Section 9.1; and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Company.

(f)                                   In no event may an Indemnitee subject the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)                                  An Indemnitee shall not be denied indemnification in whole or in part under this Section 9.1 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)                                 The provisions of this Section 9.1 are for the benefit of the Indemnitees, their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)                                     No amendment, modification or repeal of this Section 9.1 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 9.1 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(j)                                    TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AND SUBJECT TO SECTION 9.1(a), THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS SECTION 9.1 ARE INTENDED BY THE PARTIES TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON’S NEGLIGENCE, FAULT OR OTHER CONDUCT.

Section 9.2                                    Liability of Indemnitees.

(a)                                 Notwithstanding anything to the contrary set forth in this Agreement, the Partnership Agreement or any Group Member Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Members or any other Person bound by this Agreement, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, with respect to the matter in question, the Indemnitee acted in bad faith or engaged in intentional fraud, willful misconduct (including a willful breach of this Agreement) or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b)                                 Subject to any limitations set forth in Article VII and Article VIII, the Board and any committee thereof or Members representing a Majority Interest, as applicable, may exercise any of the powers granted to it or them by this Agreement and perform any of the duties imposed upon it or them hereunder either directly or by or through the Company’s Officers or agents, and neither the Board nor any committee thereof nor such Members shall be responsible for any misconduct or negligence on the part of any such Officer or agent appointed in good faith by the Board or Members representing a Majority Interest, as applicable.

(c)                                  Except as expressly set forth in this Agreement, no Member or any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Company or any Member, notwithstanding any duty otherwise existing at law or in equity, and the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the Members or any other Indemnitee otherwise existing under Applicable Law or in equity, are agreed by the Members to replace such other duties and liabilities of the Members and such other Indemnitee.

(d)                                 No amendment, modification or repeal of this Section 9.2 or any provision hereof shall in any manner affect the limitations on the liability of any Indemnitee under this Section 9.2 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE X
TAXES

Section 10.1                             Taxes.

(a)                                 Members representing a Majority Interest shall, if necessary, from time to time designate a Member to act as the “tax matters partner” under Section 6231 of the Code, subject to replacement by the Members representing a Majority Interest (such Member, the “Tax Matters Member”).  The initial Tax Matters Member will be Emerge Holdings.  The Tax Matters Member shall prepare and timely file (on behalf of the Company) all state and local tax returns, if any, required to be filed by the Company.  The Company shall bear the costs of the preparation and filing of its returns.

(b)                                 The Company and the Members acknowledge that for federal income tax purposes, the Company will be disregarded as an entity separate from the Members pursuant to Treasury Regulation § 301.7701-3 as long as all of the Membership Interests in the Company are owned by a sole Member.

ARTICLE XI
BOOKS; RECORDS; REPORTS; BANK ACCOUNTS

Section 11.1                             Maintenance of Books.

(a)                                 The Company shall keep or cause to be kept at the principal office of the Company or at such other location approved by the Board complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company’s business and minutes of the proceedings of the Board and the Members and any other books and records that are required to be maintained by Applicable Law.

(b)                                 The books of account of the Company shall be maintained on the basis of a fiscal year that is the calendar year and on an accrual basis in accordance with United States generally accepted accounting principles, consistently applied.

Section 11.2                             Reports.

The Company shall cause to be prepared and delivered to each Member such reports, forecasts, studies, budgets and other information as the Members may reasonably request from time to time.

Section 11.3                             Bank Accounts.

Funds of the Company shall be deposited in such banks or other depositories as shall be designated from time to time by the Board or Members representing a Majority Interest.  All withdrawals from any such depository shall be made only as authorized by the Board or Members representing a Majority Interest, as applicable, and shall be made only by check, wire transfer, debit memorandum or other written instruction.

ARTICLE XII
DISSOLUTION, WINDING-UP, TERMINATION AND CONVERSION

Section 12.1                             Dissolution.

(a)                                 The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a “Dissolution Event”):

(i)                                     the unanimous consent of the Members;

(ii)                                  entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act; and

(iii)                               at any time there are no Members of the Company, unless the Company is continued in accordance with the Act or this Agreement.

(b)                                 No other event shall cause a dissolution of the Company.

(c)                                  Upon the occurrence of any event that causes there to be no Members of the Company, to the fullest extent permitted by Applicable Law, the personal representative of the last remaining Member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute Member of the Company, effective as of the occurrence of the event that terminated the continued membership of such Member in the Company.

(d)                                 Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member shall not cause such Member to cease to be a member of the Company and, upon the occurrence of such an event, the Company shall continue without dissolution.

Section 12.2                             Winding-Up and Termination.

(a)                                 On the occurrence of a Dissolution Event, the Members shall act as, or alternatively appoint, a liquidator (which shall be the “liquidating trustee” for purposes of the Act).  The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act.  The costs of winding-up shall be borne as a Company expense.  The steps to be accomplished by the liquidator are as follows:

(i)                                     as promptly as possible after dissolution and again after final winding-up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities, and operations through the last day of the month in which the dissolution occurs or the final winding-up is completed, as applicable;

(ii)                                  subject to the Act, the liquidator shall satisfy from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in winding-up or otherwise make adequate provision for payment and satisfaction thereof (including the establishment of a cash escrow fund for contingent, conditional and unmatured liabilities in such amount and for such term as the liquidator may reasonably determine)); and

(iii)                               all remaining assets of the Company shall be distributed to the Members in accordance with Section 6.1.

(b)                                 The distribution of cash or property to a Member in accordance with the provisions of this Section 12.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of all the Company’s property, and constitutes a compromise to which all Members have consented pursuant to Section 18-502(b) of the Act.  To the extent that a Member returns funds to the Company, such Member shall have no claim against any other Member for those funds.

Section 12.3                             Deficit Capital Accounts.

No Member will be required to pay to the Company, to any other Member or to any third party any deficit balance that may exist from time to time in the Member’s capital account.

Section 12.4                             Certificate of Cancellation.

On completion of the winding-up of the Company as provided herein and under the Act, the Members (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of the State of Delaware and take such other actions as may be necessary to terminate the existence of the Company.  Upon the filing of such certificate of cancellation, the existence of the Company shall terminate, except as may be otherwise provided by the Act or by Applicable Law.

ARTICLE XIII
MERGER, CONSOLIDATION OR CONVERSION

Section 13.1                             Authority.

Subject to compliance with Section 7.1(d), the Company may merge or consolidate with one or more domestic or foreign corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)), or convert into any such domestic or foreign entity, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article 13.  The surviving entity to any such merger, consolidation or conversion is referred to herein as the “Surviving Business Entity.”

Section 13.2                             Procedure for Merger, Consolidation or Conversion.

(a)                                 The merger, consolidation or conversion of the Company pursuant to this Article 13 requires the prior approval of Members representing a Majority Interest and compliance with this Section 13.2.

(b)                                 If Members representing a Majority Interest shall determine to consent to a merger or consolidation, then Members representing a Majority Interest shall approve the Merger Agreement, which shall set forth:

(i)                                     the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(ii)                                  the name and jurisdiction of formation or organization of the Surviving Business Entity that is to survive the proposed merger or consolidation;

(iii)                               the terms and conditions of the proposed merger or consolidation;

(iv)                              the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (A) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights and (B) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(v)                                 a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, certificate of formation, limited liability company agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi)                              the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 13.3 or a later date specified in or determinable in accordance with the Merger Agreement; provided, however, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein; and

(vii)                           such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by Members representing a Majority Interest.

(c)                                  If Members representing a Majority Interest shall determine to consent to a conversion of the Company, then Members representing a Majority Interest shall approve and adopt a Plan of Conversion containing such terms and conditions that Members representing such Majority Interest determine to be necessary or appropriate.

Section 13.3                             Certificate of Merger; Consolidation or Conversion.

(a)                                 Upon approval by Members representing a Majority Interest of a Merger Agreement or a Plan of Conversion, as the case may be, a certificate of merger, consolidation or conversion, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Act and shall have such effect as provided under the Act or other Applicable Law.

(b)                                 A merger, consolidation or conversion effected pursuant to this Article 13 shall not (i) to the fullest extent permitted by Applicable Law, be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred or (ii) require the Company (if it is not the Surviving Business Entity) to wind up its affairs, pay its liabilities or distribute its assets as required under Article 12 of this Agreement or under the applicable provisions of the Act.

ARTICLE XIV
GENERAL PROVISIONS

Section 14.1                             Offset.

Whenever the Company is to pay any sum to any Member, any amounts that Member owes the Company may be deducted from that sum before payment.

Section 14.2                             Notices.  Except as otherwise provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served by hand delivery, delivered by reputable air courier service with charges prepaid, or transmitted by facsimile or electronic mail, addressed to the address such party shall have specified most recently by written notice.  Notice shall be deemed given on the second Business Day following the date of delivery to the air courier, in the case of delivery by air courier.  Notice shall be deemed given on the date of service if personally served or the date of transmission if transmitted by facsimile or electronic mail. Notice otherwise sent as provided herein shall be deemed given upon delivery of such notice:

To the Company:

Emerge Energy Services GP LLC
1400 Civic Place, Suite 250

Southlake, Texas 76092
Attn:              General Counsel
Fax:                 (817) 488-7739

To Emerge Holdings:

Emerge Energy Services GP Holdings LLC
1400 Civic Place, Suite 250

Southlake, Texas 76092
Attn:              Warren Bonham
Fax:                 (817) 488-7739

Section 14.3                             Entire Agreement; Superseding Effect.

This Agreement constitutes the entire agreement of the Members relating to the Company and the transactions contemplated hereby, and supersedes all provisions and concepts contained in all prior contracts or agreements between the Members with respect to the Company, whether oral or written, including the Original Agreement.

Section 14.4                             Effect of Waiver or Consent.

Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Member in the performance by that Member of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Member of the same or any other obligations of that Member with respect to the Company.  Except as otherwise provided in this Agreement, failure on the part of a Member to complain of any act of any Member or to declare any Member in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Member of its rights with respect to that default until the applicable statute-of-limitations period has run.

Section 14.5                             Amendment or Restatement.

This Agreement may be amended or restated only by a written instrument executed by all Members; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, each Member agrees that the Board, without the approval of any Member, may amend any provision of the Delaware Certificate and this Agreement, and may authorize any Officer to execute, swear to, acknowledge, deliver, file and record any such amendment and whatever documents may be required in connection therewith, to reflect any change that does not require consent or approval (or for which such consent or approval has been obtained) under this Agreement or does not materially adversely affect the rights of the Members.

Section 14.6                             Binding Effect.

Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Members and their respective successors and permitted assigns.

Section 14.7                             Governing Law; Severability.

THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY

CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.  In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Act, such provision of the Act shall control.  If any provision of the Act may be varied or superseded in a limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.  If any provision of this Agreement or the application thereof to any Member or circumstance is held invalid or unenforceable to any extent, (x) the remainder of this Agreement and the application of that provision to other Members or circumstances is not affected thereby and (y) the Members shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Members in substantially the same economic, business and legal position as they would have been in if the original provision had been valid and enforceable.

Section 14.8                             Venue.

Any and all claims, suits, actions or proceedings arising out of, in connection with or relating in any way to this Agreement shall be exclusively brought in the Court of Chancery of the State of Delaware (or, to the extent the Court of Chancery lacks jurisdiction, any other state court in the State of Delaware).  Each party hereto unconditionally and irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, to the extent the Court of Chancery lacks jurisdiction, any other state court in the State of Delaware) with respect to any such claim, suit, action or proceeding and waives any objection that such party may have to the laying of venue of any claim, suit, action or proceeding in the Court of Chancery (or other state court) of the State of Delaware.

Section 14.9                             Further Assurances.

In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

Section 14.10                      Waiver of Certain Rights.

Each Member, to the fullest extent permitted by Applicable Law, irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

Section 14.11                      Counterparts.

This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document.  All counterparts shall be construed together and constitute the same instrument.  To the fullest extent permitted by Applicable Law, the use of facsimile signatures and signatures delivered by email in portable document format (.pdf) affixed in the name and on behalf of a party is expressly permitted by this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

MEMBER:

EMERGE ENERGY SERVICES HOLDINGS LLC

By:
Name:
Title:

Signature Page to the Amended and Restated Limited Liability Company Agreement

EXHIBIT A

MEMBERS

Member	Sharing Ratio

Emerge Energy Services Holdings LLC	100%

A-1

EXHIBIT B

DIRECTORS

Ted W. Beneski	Chairman of the Board

Warren B. Bonham	Director

Kevin Clark	Director

Francis Kelly	Director

Kevin McCarthy	Director

Eliot Kerlin	Director

Victor L. Vescovo	Director

B-1

EXHIBIT C

OFFICERS

Rick Shearer	Chief Executive Officer

Robert Lane	Chief Financial Officer

Warren B. Bonham	Vice President